UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 12, 2012

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the “Company”) held its Annual Meeting of Shareholders on October 9, 2012. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
1.	Election of Directors:
	Angela F. Braly	1,767,098,335	28,572,466	9,975,492	477,319,034
	Kenneth I. Chenault	1,734,523,669	61,517,572	9,605,052	477,319,034
	Scott D. Cook	1,760,043,393	36,128,154	9,474,746	477,319,034
	Susan Desmond-Hellmann	1,761,600,748	34,064,213	9,981,332	477,319,034
	Robert A. McDonald	1,687,131,926	107,619,105	10,895,262	477,319,034
	W. James McNerney, Jr.	1,720,942,627	60,271,519	24,432,147	477,319,034
	Johnathan A. Rodgers	1,759,159,417	36,341,423	10,145,453	477,319,034
	Margaret C. Whitman	1,729,780,898	66,401,962	9,463,433	477,319,034
	Mary Agnes Wilderotter	1,730,765,227	64,833,245	10,047,821	477,319,034
	Patricia A. Woertz	1,766,812,188	29,190,381	9,643,724	477,319,034
	Ernesto Zedillo	1,739,839,075	55,307,174	10,500,044	477,319,034

		Votes For	Votes Against	Abstentions	Broker Non-Votes
2.	Ratify Appointment of Independent Registered Public Accounting Firm	2,250,895,675	22,124,344	9,945,308	0
3.	Advisory Vote on Executive Compensation (The Say-on-Pay Vote)	1,667,971,686	122,575,499	15,099,108	477,319,034

		Votes For	Votes Against	Abstentions	Broker Non-Votes
6.	Shareholder Proposal - Say on Political Contributions	135,242,356	1,607,886,833	62,517,104	477,319,034
7.	Shareholder Proposal - Producer Responsibility for Packaging	97,090,374	1,582,263,271	126,292,648	477,319,034
8.	Shareholder Proposal - Adopt Simple Majority Vote	1,061,026,619	729,157,576	15,462,098	477,319,034

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY
By:	/s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
October 12, 2012